                                                                                     Exhibit 11.1
- ------------------------------------------------------------------------------------------------------------------
                      PEDIATRIC SERVICES OF AMERICA, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                                                                         Primary                   Fully Diluted
                                                                    --------------------       ---------------------
                                                                                Three Months  ended June 30,
                                                                     -----------------------------------------------
                                                                       1996         1995          1996         1995
                                                                       ----         ----          ----         ----
Weighted average common stock
 outstanding during the period . . .                                6,101,841     4,473,032      6,101,841     4,807,398
Options and warrants . . . . . . . .                                  386,530       425,370        386,530       432,316
                                                                   ----------    ----------     ----------    ----------
Total. . . . . . . . . . . . . . . .
                                                                    6,488,371     4,898,402      6,488,371     5,239,714
                                                                   ==========    ==========     ==========    ==========

Income, as reported. . . . . . . . .                               $1,401,235    $1,109,008     $1,401,235    $1,109,008
Less accretion on redeemable
 preferred stock . . . . . . . . . .                                      -         (12,198)         -           (12,198)
Less preferred stock dividends . . .                                                (59,460)                     (59,460)
                                                                   ----------    ----------     ----------     ---------
Net income attributable to common
 shares. . . . . . . . . . . . . . .                               $1,401,235    $1,037,350     $1,401,235    $1,037,350
                                                                   ==========    ==========     ==========    ==========
Per share amount of net income . . .                               $     0.22    $     0.21     $     0.22    $     0.20
                                                                   ==========    ==========     ==========    ==========

                                                                                                            Page 17


                                                                    Exhibit 11.1
- --------------------------------------------------------------------------------
                      PEDIATRIC SERVICES OF AMERICA, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                                                                    Primary            Fully Diluted
                                                          -----------------------   ------------------
                                                                      Nine Months ended June 30,
                                                             ------------------------------------------
                                                           1996          1995         1996            1995
                                                           ----          ----         ----            ----
Weighted average common stock
  outstanding during the period . . . . . .           5,891,727     4,304,884    6,074,550       4,546,317
Options and warrants. . . . . . . . . . . .             361,431       428,443      369,714         435,947
                                                     ----------     ---------   ----------      ----------
Total . . . . . . . . . . . . . . . . . . .
                                                      6,253,158     4,733,327    6,444,264       4,982,264
                                                     ==========     =========    =========       =========

Income before extraordinary item,
  as reported . . . . . . . . . . . . . . .          $3,466,359   $ 2,992,113   $3,466,359      $2,992,113
Less accretion on redeemable
  preferred stock . . . . . . . . . . . . .             (10,162)      (23,753)     (10,162)        (23,753)
Less preferred stock dividends  . . . . . .             (85,750)     (135,482)     (85,750)       (135,482)
                                                     ----------    ----------    ---------       ---------
Income before extraordinary item  . . . . .           3,370,447     2,832,878    3,370,447       2,832,878
Extraordinary item, net of tax. . . . . . .                   -       781,220            -         781,220
Net income attributable to common                    ----------    ----------    ---------      ----------
  shares  . . . . . . . . . . . . . . . . .          $3,370,447    $3,614,098   $3,370,447      $3,614,098
                                                     ==========    ==========   ==========      ==========
Per share amount before
  extraordinary item. . . . . . . . . . . .          $     0.54    $     0.60   $     0.52      $     0.57
Per share extraordinary item. . . . . . . .                   -          0.16          -              0.16
                                                     ----------    ----------   ----------      ----------
Per share amount of net income. . . . . . .          $     0.54    $     0.76   $     0.52      $     0.73
                                                     ==========    ==========   ==========      ==========














                                                                         Page 18